UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2008

SUNOVIA ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139774	98-0550703
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

6408 Parkland Drive, Suite 104
Sarasota, Florida  34243
(Address of principal executive offices) (zip code)

941-751-6800
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
403 Merrick Avenue, 2nd Floor
East Meadow, New York  11554
Phone: 516-833-5034
Fax: 516-977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Item 3.02                      Unregistered Sales of Equity Securities

On April 30, 2008, accredited investors purchased an aggregate of 23,592,380 shares of common stock (the “Shares”) at $0.10 per share for an aggregate purchase price of $2,359,238 from Sunovia Energy Technologies, Inc. (the “Company”).  The funds raised will be utilized by the Company for the development of the scalable CdTe-based solar cell manufacturing facility and sales of the EvoLucia(TM) LED-based solid-state lighting solutions.

The Shares were offered and sold to the accredited investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit Number	Description

4.1	Form of Subscription Agreement (1)

(1) Incorporated by reference to the Form 8K Current Report filed with the Securities and Exchange Commission on January 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOVIA ENERGY TECHNOLOGIES, INC.

May 2, 2008	By:	/s/ Carl L. Smith, III
Carl L. Smith, III
Chief Executive Officer

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